Exhibit 1.1(a)


               SHADOWROCK SEDONA GOLF RESORT AND CONFERENCE CENTER
                            UP SEDONA, INC., SPONSOR

                           5745 NORTH SCOTTSDALE ROAD
                                   SUITE B-101
                            SCOTTSDALE, ARIZONA 85020

                           SOLICITING DEALER AGREEMENT

                              _______________, 1997

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RE:  RESORT HOTEL  INVESTMENT  UNITS  CONSISTING  OF A  CONDOMINIUM  UNIT IN THE
     SHADOWROCK SEDONA GOLF RESORT AND CONFERENCE CENTER TOGETHER WITH A MANDATORY RENTAL POOL AGREEMENT (THE "UNITS")


Ladies and Gentlemen:


        UP Sedona, Inc. (the "Seller") hereby invites you to become a Soliciting Dealer in the above-captioned securities, and as such to effect sales of the Units, on a best efforts basis (the "Offering"), for the account and risk of the Seller. In certain instances herein, you will be referred to as "Dealer" and we will be referred to as "Seller."

        1.  APPOINTMENT.

        Subject to the terms and conditions and on the basis of the representations, warranties and covenants herein set forth, Dealer is hereby authorized on a non-exclusive basis to effect sales of the Units during the period commencing with the date of the Registration Statement and ending at the Final Closing Date as defined in the Registration Statement. By your confirmation thereof you hereby accept such appointment and agree to use your best efforts to find purchasers for the Units in accordance with the terms and conditions of this Agreement. You further agree to be bound by the terms and conditions of the Escrow Agreement entered into by the Seller and a bank for purposes of holding subscriber funds until payment is due to Seller upon completion of construction in accordance with the terms of the Purchase Contract.

        2.  NATURE OF THE OFFERING.

            (a) PURCHASE PRICE. The Units will be offered for sale at a purchase price ranging from $165,900 to $207,900 per Unit payable as shall be set forth in the Registration Statement prepared pursuant to SUBPARAGRAPH 4(A) below.

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            (b) PURCHASE  CONTRACTS.  Purchase  Contracts,  together with checks payable to the Escrow Agent as set forth in the Purchase Contract, shall be sent to United Property Investments Corp. ("UPIC"), 5745 North Scottsdale Road, Suite B-100, Scottsdale, Arizona 85020, by noon of the next business day following receipt by the Dealer.

            (c) ACCEPTANCE BY THE SELLER. Upon receipt of the Purchase Contract by UPIC, the Seller will determine promptly whether it wishes to accept the proposed purchaser, it being understood that the Seller reserves the right to reject the tender of any Purchase Contract. Deposit of a check shall not constitute acceptance. Should the Seller determine to reject the tender, it will notify in writing the prospective purchaser and Dealer within ten (10) business days following receipt by the Seller of the Purchase Contract and the Escrow Agent under the terms of the Escrow Agreement will promptly return to the prospective purchaser the tendered Purchase Contract and a check equal to the amount tendered for the Unit. In the event a prospective purchaser has indicated he intends to finance the purchase of his Unit and fails to qualify for financing, the Seller will notify the Escrow Agent and the Purchase Contract and a check equal to the amount tendered will be returned to purchaser. Nothing contained in this SUBPARAGRAPH 2(C) shall be construed to impose upon the Seller the responsibilities of assuring that prospective purchasers meet the suitability standards contained in the Prospectus or the Purchase Contract or to relieve Dealer of complying with Rule 2310 of the NASD Conduct Rules.

        3.  COMPENSATION.

        As a compensation for the services rendered by Dealer in soliciting and obtaining purchasers for the Units, the Seller shall pay the following:

            (a) A cash commission in the amount of 22% of the purchase price of the Unit purchased will be paid to Dealers selling Units at the ShadowRock Sedona Golf Resort and Conference Center.

            (b) One-half of the commission shall be paid within 30 days of the approval of the prospective purchaser's application for financing or confirmation that the purchaser is paying all cash and has satisfied UP Sedona as to his financial ability to pay cash and the remaining one-half of the commission will be paid at closing. In the event the purchaser defaults and does not complete the purchase, the balance of the commission will not be paid.

            (c) No Dealer shall be entitled to a selling commission with respect to any tendered Purchase Contract which is rejected by the Seller or in any case in which it is determined that the solicitation or obtaining of purchasers by such Dealer was made in violation of the securities laws of the United States or any state.


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        4.  COVENANTS OF THE SELLER.

        The Seller hereby warrants, covenants and agrees as follows:

            (a) PREPARATION OF OFFERING  MATERIALS IN ACCORDANCE WITH APPLICABLE
                LAW.

                    (i) The Seller has prepared and filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C. a registration statement on Form S-11 and has prepared and filed and will prepare and file amendments thereto for the registration of the Units under the Securities Act of 1933, as amended (the "Act"). Copies of such registration statement and amendments will be made available to you upon request. Such registration statement has become effective under the Act. Such registration statement, including financial information, as amended at the time when it became effective, is herein called the "Registration Statement," and the prospectus, as first filed pursuant to the Commission's Rule 424(b) under the Act, is herein called the "Prospectus."

                    (ii) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, or any stop order suspending the effectiveness of the Registration Statement, and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the Act.

                    (iii)  From  the  time  the  Registration  Statement  became effective and at all times subsequent thereto up to and including the Final Closing Date, the Registration Statement and Prospectus, and all amendments or supplements thereto, have fully complied and will fully comply with the provisions of the Act and the published rules and regulations of the Commission thereunder; when the Registration Statement became effective, and when any post-effective amendment thereof becomes effective, the Registration Statement (as amended, if the Seller shall have filed with the Commission any post-effective amendment thereto) has not contained and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and when the Registration Statement became effective and at all times subsequent thereto up to and including the Final Closing Date, the Prospectus (as amended or supplemented, if the Seller shall have filed with the Commission any amendment thereto or supplement thereto) has not contained and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph shall apply to statements in, or omissions from, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto based upon and in conformity with written information furnished to the Seller by or on behalf of you or by or on behalf of any other Soliciting Dealer specifically for use with reference to you or any such other Soliciting Dealer in the preparation of the Registration Statement or the Prospectus or any such amendment or supplement.

                    (iv) All additional written, audio or audio-visual material prepared by the Seller for use in conjunction with the offer or sale of the Units (hereinafter referred to as "Supplemental Literature") will be distributed by the Seller only in full compliance with the requirements of the Act (including, without limitation, the requirement that such Supplemental

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Literature not be delivered to any prospective  purchaser unless  accompanied or preceded by a Prospectus), and at the time the Registration Statement became effective and at all times subsequent thereto up to and including the Final Closing Date, such Supplemental Literature has not contained and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) AMENDMENT TO PROSPECTUS OR SUPPLEMENTAL LITERATURE. The Seller shall promptly advise Dealer if the Seller becomes aware of any event which happens prior to the Final Closing Date which makes any statement in the Prospectus or Supplemental Literature (together, the "Offering Materials") untrue or misleading in any material respect or which requires any change in the Offering Materials in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Without limiting the foregoing, if, prior to the Final Closing Date, any event shall occur which, in the judgment of the Seller or Dealer or their respective counsel, should be set forth in the Offering Materials in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Materials to comply with law, the Seller shall forthwith prepare an appropriate amendment or supplement thereto.

            (c) COPIES OF OFFERING MATERIALS TO BE PROVIDED TO DEALER. Until the Final Closing Date, the Seller shall deliver to Dealer without charge as many copies of the Offering Materials (and of any amendments and supplements thereto) as Dealer may reasonably request.

            (d) REQUESTS FOR AMENDMENT OR ISSUANCE OF STOP ORDERS. As soon as the Seller is advised or obtains knowledge thereof, it shall advise Dealer of
(i) any request made by the Securities and Exchange Commission or any state securities agency for an amendment of or supplement to the Offering Materials or for additional information, or (ii) the issuance by the Securities and Exchange Commission or any state securities agency of any stop order preventing or suspending the Offering or the use of the Offering Materials or the institution of any proceedings for that purpose. Without limiting the foregoing, the Seller shall use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the lifting thereof as promptly as possible.

            (e) QUALIFICATION OF THE UNITS UNDER STATE LAW. The Seller shall (i) qualify the Units for offer and sale under the securities or blue sky laws of such jurisdictions in which the Seller and Dealer mutually determine to offer and sell the Units and (ii) make such applications, file such documents and furnish such information as may reasonably be required for that purpose.

            (f) PAYMENT OF EXPENSES BY THE SELLER. The Seller shall pay all costs and expenses incurred in connection with the Offering (other than the fees and expenses of counsel to Dealer or expenses incurred by Dealer on its own behalf) including but not limited to all accounting, legal, printing and other costs in respect of (i) the preparation of the Offering Materials and the exhibits thereto prepared in connection with the Offering, as amended or supplemented from time to time, and (ii) the compliance with the securities or blue sky laws of those jurisdictions in which the Units are to be sold.

            (g) REPRESENTATIONS AND WARRANTIES. The Seller represents and warrants as of the date hereof and as of the Final Closing Date to the effect that:

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                (i)  AUTHORIZATION.  This  Agreement  has been duly  authorized, executed and delivered by the Seller.

                (ii) OFFERING MATERIALS TRUE AND CORRECT. The Offering Materials and each amendment and supplement thereto conform in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder and the provisions of the securities or blue sky laws of all applicable jurisdictions. None of the Offering Materials and any amendments or supplements thereto include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                (iii) ABSENCE OF STOP ORDERS. Unless otherwise notified in writing, neither the Securities and Exchange Commission nor any state securities agency has (A) made any requests for an amendment of or supplement to the Offering Materials or for additional information or (B) issued any order preventing or suspending the Offering or the use of the Offering Materials or instituted proceedings for that purpose.

                (iv) ABSENCE OF MATERIAL ADVERSE CHANGE. Since the date of the Registration Statement no event has occurred, including any material adverse change in the financial condition of the Seller, the incurring of any material liability or obligation, direct or contingent, the entering into of any material transaction, or the institution of any legal or administrative proceeding against the Seller which would have a material adverse effect upon the Seller.

                (v) TITLE TO PROPERTIES. The Seller has or will acquire pursuant to the transactions disclosed in the Offering Materials good title to all of its real and personal properties.

                (vi) LITIGATION. There are no actions, suits, proceedings or other litigation pending or, to the knowledge of the Seller threatened against or affecting the Seller at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if determined adversely to the Seller would individually or in the aggregate have a materially adverse effect on the business, assets, properties operation, or prospects of the Seller or on its condition, financial or otherwise.

                (vii) COMPLIANCE WITH LAW AND OTHER REGULATIONS. The Seller is not subject to and has not been threatened with any material fine, penalty or disability as the result of its failure to comply with any requirements of federal, state, local, or foreign law or regulation, or any requirements of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

                (viii) ACCURACY OF STATEMENTS. Neither this Agreement nor any statement, list certificate or other information furnished by the Seller to Dealer in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

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                (ix) SURVIVAL OF REPRESENTATION.  At all times subsequent to the date of this Agreement and up to and including the Final Closing Date, the representations and warranties made in this PARAGRAPH 4 will be true and correct with the same effect as if they had been made on and as of such date.

        5. COVENANTS OF DEALER. Dealer hereby warrants, covenants and agrees as follows:

            (a) BEST EFFORTS. Dealer shall use its best efforts to find purchasers for the Units who are acceptable to the Seller.

            (b) MANNER OF THE OFFERING. Dealer shall use its best efforts to offer and sell the Units on behalf of the Seller in accordance with the provisions of the 1933 Act and the provisions of the securities or blue sky laws of any jurisdictions in which the Seller and Dealer mutually determine to offer and sell the Units. Dealer shall comply with all the following:

                (i) Dealer agrees to solicit investors only in those states in which it is qualified to make offers and sales of the Units.

                (ii) Dealer shall use reasonable efforts to select investors it reasonably believes meet the investor suitability requirements set forth in the Purchase Contract, which is an exhibit to the Offering Materials, and such additional requirements as are specified in the Purchase Contract.

                (iii) Dealer shall not give any information or make any representation in connection with the Offering other than those contained in the Offering Materials provided by the Seller for use in connection with the Offering.

                (iv) Dealer shall not publish, circulate or otherwise use any other solicitation material without the prior written approval of the Seller.

                (v) Dealer shall accept subscriptions only from investors who have received a copy of the Offering Materials, including any required supplements, and who have executed a Purchase Contract.

                (vi) Dealer agrees to affix copies of any supplements to the Offering Materials upon receipt. Dealer shall return to the Seller any and all unused copies of the Offering Materials supplied by the Seller to Dealer in connection with the Offering.

                (vii) Dealer shall supply copies of pertinent documents and otherwise cooperate with the Seller in complying with requests or inquiries of any regulatory authorities relating to the Offering.

                (viii) Dealer is not authorized to act as an agent of the Seller or any connection or transaction, and Dealer agrees not to act as such agent and not to purport to do so without the prior written approval of the Seller.

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            (c) To the extent that information is provided to Dealer marked "For
Broker/Dealer Use Only - Distribution to the Public Prohibited," or marked with words of similar meaning, Dealer covenants and agrees not to provide such information to prospective investors.

            (d) SEC AND NASD RULES AND REGULATIONS. Dealer covenants and agrees with respect to its participation in the offering of Units to comply with any applicable requirements of the Act and of the 1934 Act, and the published rules and regulations of the Commission thereunder, and the conduct rules of the NASD. Dealer also agrees not to deliver the Supplemental Literature to any person unless the Supplemental Literature is accompanied or preceded by the Prospectus. Dealer confirms that it is a member in good standing of the NASD. Dealer agrees that it will not reallow commissions to any other broker/dealer, including foreign broker/dealers registered pursuant to the Exchange Act of 1934.

            (e) REPRESENTATIONS AND WARRANTIES. Dealer represents and warrants as of the date hereof and as of the Final Closing Date to the effect that:

                (i) STATUS AND AUTHORITY. Dealer is a corporation duly organized and validly existing under the laws of the state of its incorporation and is in good standing under the laws of such state and in each other state in which the Offering is made by Dealer.

                (ii) AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by Dealer.

                (iii) OFFERING MATERIALS TRUE AND CORRECT. The information contained in the Offering Material in reliance upon and in conformity with written information furnished to the Seller by Dealer does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

                (iv) REGISTRATION AS BROKER-DEALER. Dealer is a member of the National Association of Securities Dealers, Inc. and is registered or exempt from registration as a broker-dealer under the Securities Exchange Act of 1934 and the securities or blue sky laws of each jurisdiction in which the Offering is made by Dealer.

            (f) SURVIVAL OF REPRESENTATIONS. At all times subsequent to the date of this Agreement and up to and including the Final Closing Date, the representations and warranties made in this PARAGRAPH 5 will be true and correct with the same effect as if they had been made on and as of such time.

        6.  INDEMNIFICATION.

            (a) INDEMNITY BY DEALER. Dealer hereby indemnifies and holds harmless the Seller and each person who controls the Seller (within the meaning of Section 15 of the 1933 Act) for, from, and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel fees) arising out of or based upon: (i) any breach by Dealer of the representations, warranties or covenants by it contained in or made pursuant to this Agreement; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials or in any amendment or supplement thereto or in any blue sky application or document which

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was included therein in reliance upon  information  relating to Dealer furnished in writing by it, or on its behalf, expressly for use in connection with the offering materials, or in any amendment or supplement thereto or in any blue sky application or document; (iii) any omission or alleged omission to state in the Offering Materials any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, but only with respect to information relating directly to Dealer furnished by Dealer; or (iv) the failure by Dealer to give, deliver or send a copy of the Offering Materials as appropriate to any person to whom the Units are offered or sold or to offer or sell the Units in accordance
with  the  provisions  of  any  applicable  rules,   regulations  and  published
administrative interpretations under the 1933 Act and the securities or blue sky laws of any jurisdiction in which the Units are offered or sold by or through Dealer, including any solicitation by Dealer of any subscription other than in accordance with the terms of this Agreement and the Offering Materials, any representation made by Dealer other than as set forth in the Offering Materials furnished by the Seller specifically for use in connection with the Offering or any other misleading statement by Dealer or failure by Dealer to correct a misleading statement by Dealer in order to make such statement conform to the information contained in the Offering Materials. This indemnity agreement shall be in addition to any liability which Dealer may otherwise have.

            (b) INDEMNITY BY THE SELLER. The Seller hereby indemnities and holds harmless Dealer and each person who controls Dealer (within the meaning of Section 15 of the 1993 Act) for, from, and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel fees) arising out of or based upon: (i) any breach by the Seller of the representations, warranties or covenants by it contained in or made pursuant to this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials or in any amendment or supplement thereto or in any blue sky application or document, except for information relating to Dealer furnished in writing by Dealer, or on its behalf, expressly for use in connection with the Offering Materials or in any amendment or supplement thereto or in any blue sky application or document; or (iii) any omission or alleged omission to state in the Offering Materials any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, excepting information relating directly or indirectly to Dealer; provided, however, that the Seller shall not be responsible for, nor does the Seller indemnify or hold harmless Dealer or its controlling persons against, any losses, claims, damages, liabilities or expenses arising out of or resulting from the offer or sale of the Units to any person who was not given, delivered or sent a copy of the Offering Materials as appropriate, or the failure by Dealer to offer and sell the Units in accordance with the federal securities laws, NASD rules and regulations or the blue sky laws of any jurisdiction in which the Units are offered or sold by or through Dealer. This indemnity will be in addition to any liability which the Seller may otherwise have.

            (c) ACTIONS RELATING TO INDEMNITY. If any action or claim shall be brought or asserted against a party entitled to indemnification hereunder (the "Indemnified Party") or any person controlling such party and in respect of which indemnity may be sought from the party obligated to indemnify the Indemnified Party pursuant to PARAGRAPHS 7(A) and (B) hereof (the "Indemnifying Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel and the payment of all expenses. The Indemnified Party or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof and to be indemnified for the reasonable fees and expenses thereof. This paragraph shall survive any termination of this Agreement.

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        7.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.

            (a) OBLIGATION OF DEALER. The obligations of Dealer hereunder shall be subject to the following conditions precedent, any one or more of which may be waived by Dealer:

                (i) PERFORMANCE OF OBLIGATIONS. The Seller shall have performed all of its covenants and agreements as set forth herein on or prior to the Final Closing Date.

                (ii) ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been a material adverse change between the date hereof and the Final Closing Date in the business, properties, assets, financial condition, results of operations or prospects of the Seller.

            (b) OBLIGATIONS OF THE SELLER. Except for the obligation of the Seller to pay the costs and expenses of the Offering as provided above, the obligations of the Seller hereunder shall be subject to the following condition precedent, which may be waived by the Seller:

                (i) PERFORMANCE OF OBLIGATIONS. Dealer shall have performed all of its covenants and agreements as set forth herein on or prior to the Final Closing Date.

        8.  GENERAL.

        (a) CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Arizona notwithstanding any conflict-of-law provisions to the contrary.

        (b) NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly give, made and received when delivered against receipt or when deposited in the United States mail, first class postage prepaid, addressed as set forth below:

                     If to Dealer:

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                     If to Seller:

                     UP Sedona, Inc.
                     5745 North Scottsdale Road
                     Suite B-101
                     Scottsdale, Arizona  85020
                     Attention:  William Oliver

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                     With a copy to:

                     O'Connor, Cavanagh, Anderson,
                       Killingsworth & Beshears
                     One East Camelback Road
                     Suite 1100
                     Phoenix, Arizona  85012
                     Attention:  Jean E. Harris, Esq.

Either party may alter the address to which communications or copies are to be sent by giving notice to such of change of address in conformity with the provisions of this paragraph for the giving of notice.

            (c) BINDING NATURE OF AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party hereto.

            (d) ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

            (e) PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

            (f) GENDER. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

            (g) PERSONS ENTITLED TO BENEFIT OF AGREEMENT. Except as provided in the next sentence, this Agreement is made solely for the benefit of you and the other Soliciting Dealers and the Seller or controlling persons referred to in PARAGRAPH 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement, and the term "successors and assigns," as used in this Agreement, shall not include any purchaser of any of the Units.


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

        If the foregoing accurately sets forth the bass of our understanding, please sign and return to the undersigned the extra copy of this letter, which will thereupon constitute a contract between us.

                                           UP SEDONA, INC.


                                           By:
                                              ---------------------------------
                                               William Oliver, President

AGREED AND ACCEPTED:

[NAME OF DEALER]


By:
    ---------------------------------
Its:
    ---------------------------------






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